Exhibit 99.77(Q1)

(e) Form of Investment Management Agreement with respect to the Registrant, as filed with the Securities and Exchange Commission via EDGAR by the Registrant on March 10, 2004 as an exhibit to the Registrant's initial Form N-2 registration, and herein incorporated by reference.